EXHIBIT 99.2
SSG Corporation
Hudson, Wisconsin
Financial Statements
Period Ended March 28, 2016 and
Quarter Ended March 31, 2015

SSG Corporation

Financial Statements
Period Ended March 28, 2016 and Quarter Ended March 31, 2015

Accountant's Compilation Report
Board of Directors
SSG Corporation
Hudson, Wisconsin

Management is responsible for the accompanying financial statements of SSG Corporation, which comprise the balance sheets as of March 28, 2016, and March 31, 2015, and the related statements of income and comprehensive income, stockholders' equity, and cash flows for the period and quarter then ended and the related notes to the financial statements in accordance with accounting principles generally accepted in the United States. We have performed the compilation engagements in accordance with Statements on Standards for Accounting and Review Services promulgated by the Accounting and Review Services Committee of the AICPA. We did not audit or review the financial statements nor were we required to perform any procedures to verify the accuracy or completeness of the information provided by management. Accordingly, we do not express an opinion, a conclusion, nor provide any form of assurance on these financial statements.

/s/ Wipfli LLP
June 6, 2016
St. Paul, Minnesota

SSG Corporation

Balance Sheets
March 28, 2016 and March 31, 2015

Assets	2016	2015

Current assets:
Cash and cash equivalents	$322,394	$702,460
Accounts receivable	1,225,066	674,689
Inventories	3,389,998	3,521,890
Prepaids	110,938	107,279

Total current assets	5,048,396	5,006,318

Investment securities	9,999,351	9,463,239

Property and equipment ‑ Net	14,815,556	15,072,872

Other assets:
Notes receivable	3,133,771	4,611,272
Cash value of life insurance	268,972	279,482
Other assets	29,275	30,800

Total other assets	3,432,018	4,921,554

TOTAL ASSETS	$33,295,321	$34,463,983

Liabilities and Stockholders' Equity	2016	2015

Current liabilities:
Lines of credit	$691,121	$1,149,476
Current maturities of long‑term notes payable	1,010,199	710,955
Current maturities of deferred compensation	89,250	116,583
Accounts payable	2,673,518	2,605,551
Accruals and other liabilities	1,090,600	1,226,639

Total current liabilities	5,554,688	5,809,204

Long‑term liabilities:
Long‑term notes payable	2,480,614	3,389,050
Deferred compensation	391,121	430,290

Total long‑term liabilities	2,871,735	3,819,340

Stockholders' equity:
Common stock	20,000	20,000
Additional paid‑in capital	36,252	36,252
Retained earnings	18,869,972	19,171,020
Accumulated other comprehensive income	5,942,674	5,608,167

Total stockholders' equity	24,868,898	24,835,439

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$33,295,321	$34,463,983

See Accountant's Compilation Report.
See accompanying notes to financial statements.    3

SSG Corporation

Statements of Income and Comprehensive Income
Period Ended March 28, 2016 and Quarter Ended March 31, 2015

	2016	2015

Sales	$23,800,401	$26,416,164
Cost of goods sold	19,734,418	22,498,171

Gross profit	4,065,983	3,917,993

Other expenses:
Operating expenses	3,081,416	2,870,869
General and administrative expenses	963,091	459,419
Depreciation and amortization	330,432	324,815

Total other expenses	4,374,939	3,655,103

Profit (loss) from operations	(308,956)	262,890

Other income (expense):
Deferred compensation	(32,460)	(6,339)
Officers' life insurance	(7,186)	(6,506)
Interest expense	(22,861)	(48,189)
Investment income	72,142	75,597
Gain on disposal of property and equipment	1,000	16,400
Gain on sale of investment securities	251,033	126,475
Miscellaneous other income	174,248	141,641

Total other income (expense)	435,916	299,079

Net income	126,960	561,969
Other comprehensive income (loss):
Unrealized holding gains arising during the period	261,828	76,287
Reclassification adjustment for (gains) losses realized in net income	(251,033)	(126,475)

Total other comprehensive income (loss)	10,795	(50,188)

Comprehensive income	$137,755	$511,781

See Accountant's Compilation Report.
See accompanying notes to financial statements.

SSG Corporation

Statements of Stockholders' Equity
Period Ended March 28, 2016 and Quarter Ended March 31, 2015

	Common Stock Voting ‑ $1 Par Value Authorized 2,000 Shares		Common Stock Nonvoting ‑ $1 Par Value Authorized 18,000 Shares		Additional Paid‑In	Retained	Accumulated Other Comprehensive	Total Stockholders'
	Shares	Amount	Shares	Amount	Capital	Earnings	Income	Equity
Balances at December 31, 2014	2,000	$2,000	18,000	$18,000	$36,252	$18,780,181	$5,658,355	$24,494,788

Net income	0	0	0	0	0	561,969	0	561,969
Other comprehensive income	0	0	0	0	0	0	(50,188)	(50,188)
Distributions to stockholders	0	0	0	0	0	(171,130)	0	(171,130)

Balances at March 31, 2015	2,000	$2,000	18,000	$18,000	$36,252	$19,171,020	$5,608,167	$24,835,439

Balances at December 31, 2015	2,000	$2,000	18,000	$18,000	$36,252	$19,994,897	$5,931,879	$25,983,028

Net income	0	0	0	0	0	126,960	0	126,960
Other comprehensive income	0	0	0	0	0	0	10,795	10,795
Distributions to stockholders	0	0	0	0	0	(1,251,885)	0	(1,251,885)

Balances at March 28, 2016	2,000	$2,000	18,000	$18,000	$36,252	$18,869,972	$5,942,674	$24,868,898

See Accountant's Compilation Report.
See accompanying notes to financial statements.    5

SSG Corporation

Statements of Cash Flows
Period Ended March 28, 2016 and Quarter Ended March 31, 2015

	2016	2015

Increase (decrease) in cash and cash equivalents:
Cash flows from operating activities:
Net income	$126,960	$561,969

Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Provision for depreciation and amortization	330,432	324,815
Provision for deferred compensation	32,460	6,339
Gain on disposal of property and equipment	(1,000)	(16,400)
Gain on sale of investment securities	(251,033)	(126,475)
Changes in operating assets and liabilities:
Accounts receivable	(432,703)	67,166
Inventories	501,741	198,214
Prepaids	194,460	(43,486)
Accounts payable	(203,052)	(31,530)
Accruals and other liabilities	(366,746)	(76,670)
Deferred compensation	(68,520)	(16,021)

Total adjustments	(263,961)	285,952

Net cash provided by (used in) operating activities	(137,001)	847,921

Cash flows from investing activities:
Proceeds from property and equipment disposals	1,000	16,400
Proceeds from sale of investment securities	248,004	169,471
Purchases of investment securities available for sale	(117,380)	(35,333)
Net change in notes receivable	315,484	(903,841)
Purchases of property and equipment	(74,173)	(85,081)

Net cash provided by (used in) investing activities	372,935	(838,384)

SSG Corporation

Statements of Cash Flows (Continued)
Period Ended March 28, 2016 and Quarter Ended March 31, 2015

Increase (decrease) in cash and cash equivalents: (continued)
Cash flows from financing activities:
Net increase (decrease) in lines of credit	$691,121	$(524)
Principal payments on long‑term notes payable	(142,028)	(163,779)
Distributions to stockholders	(1,251,885)	(171,130)

Net cash used in financing activities	(702,792)	(335,433)

Net change in cash and cash equivalents	(466,858)	(325,896)
Cash and cash equivalents at beginning	789,252	1,028,356

Cash and cash equivalents at end	$322,394	$702,460

Supplemental cash flow information:
Cash paid during the period for:
Interest	$22,861	$48,189

See Accountant's Compilation Report.
See accompanying notes to financial statements.    7

SSG Corporation

Notes to Financial Statements
See Accountant's Compilation Report

Note 1	Summary of Significant Accounting Policies
Principal Business Activity

SSG Corporation (the "Company") is the owner and operator of retail gasoline and convenience food stores and liquor stores. Its operations are located primarily in northwestern Wisconsin and eastern Minnesota.

Use of Estimates in Preparation of Financial Statements

The preparation of the accompanying financial statements in conformity with accounting principles generally accepted in the United States (GAAP) requires management to make certain estimates and assumptions that directly affect the results of reported assets, liabilities, revenue, and expenses. Actual results may differ from these estimates.

Cash and Cash Equivalents

For purposes of reporting cash flows, most cash and temporary investments with an original maturity of three months or less are considered cash and cash equivalents. Money market accounts held with brokerage firms are reported with investment securities at market value.

Accounts Receivable

Accounts receivable consists primarily of receivables from credit card processors. The Company considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is required. If amounts become uncollectible, they are charged to expense when that determination is made.

Inventories

Inventories of substantially all liquid fuels are valued at the lower of cost, determined on the last‑in, first‑out (LIFO) method, or market. The remaining inventory is valued at moving average cost, determined on the first‑in, first‑out (FIFO) method, or market.

SSG Corporation

Notes to Financial Statements
See Accountant's Compilation Report

Note 1	Summary of Significant Accounting Policies (Continued)

Fair Value Measurements
Accounting standards describe three levels of inputs that may be used to measure fair value (the fair value hierarchy). The level of an asset or liability within the fair value hierarchy is based on the lowest level of input significant to the fair value measurement of that asset or liability.

Following is a brief description of each level of the fair value hierarchy: Level 1 ‑ Fair value measurement is based on quoted prices for identical assets or liabilities in active markets.
Level 2 ‑ Fair value measurement is based on (1) quoted prices for similar assets or liabilities in active markets, (2) quoted prices for identical or similar assets or liabilities in markets that are not active, or (3) valuation models and methodologies for which all significant assumptions are or can be corroborated by observable market data.

Level 3 ‑ Fair value measurement is based on valuation models and methodologies that incorporate at least one significant assumption that cannot be corroborated by observable market data. Level 3 measurements reflect the Company's estimates about assumptions market participants would use in measuring fair value of the asset or liability.

Investment Securities
The Company's investment securities consist of money market accounts and equity securities that have a readily determinable fair market value. Management determines the appropriate classification of its investments at the time of purchase and reevaluates such determination at each balance sheet date.

Since the Company does not intend to sell these securities in the near term, they are classified as "available for sale" and, accordingly, are carried at fair value, with the unrealized gains and losses reported as a separate component within the stockholders' equity section of the balance sheet. Realized gains and losses on all marketable securities are determined by specific identification and are charged or credited to current earnings.

SSG Corporation

Notes to Financial Statements
See Accountant's Compilation Report

Note 1	Summary of Significant Accounting Policies (Continued)

Property, Equipment, and Depreciation
Property and equipment are valued at cost. Maintenance and repair costs are charged to expense as incurred. Gains or losses on disposition of property and equipment are reflected in income. Depreciation is computed on the straight‑line and accelerated methods for financial reporting purposes, based on the estimated useful lives of the assets. Useful lives generally assigned are as follows: fixtures and equipment ‑ 5 to 12 years and buildings and leasehold improvements ‑ 35 to 45 years.

From time to time, Company management may make the strategic decision to shut down a store. Once this decision is made, all property and equipment at the location that is not or cannot be moved to another location is considered "idle property and equipment." The property and equipment is often readied to be sold at a later date, held for strategic purposes, or reopened as a different store type.

Long‑Lived Assets
Long‑lived assets, primarily property and equipment, are tested for recoverability whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable. When required, impairment losses on assets to be held and used are recognized based on the excess of the asset's carrying amount over the fair value of the asset. Certain long‑lived assets to be disposed of by sale are reported at the lower of carrying amount or fair value less cost to sell.

Intangible Assets
The Company has a liquor license that is being amortized over the life of the license, 20 years.
Revenue Recognition
Sales are recognized upon delivery of the products to the customers and payment has either been received or collection is reasonably assured. Sales tax collected from customers and remitted to the applicable taxing authorities is accounted for on a net basis with no impact on sales.

SSG Corporation

Notes to Financial Statements
See Accountant's Compilation Report

Note 1	Summary of Significant Accounting Policies (Continued)

	Income Taxes and Income Tax Credits

The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code and comparable state regulations. Under these provisions, the Company does not pay federal or state corporate income taxes on its taxable income (nor is it allowed a net operating loss carryback or carryover as a deduction). Instead, the stockholders report on their personal income tax returns their proportionate share of the Company's taxable income (or loss) and tax credits. It is the practice of the Company to pay distributions in amounts at least equal to the additional income tax the stockholders may pay based on their allocable portion of the taxable income of the Company.

	Subsequent Events
	Subsequent events have been evaluated through June 6, 2016, which is the date the financial statements were available to be issued.
Note 2	Inventories
	Inventories consist of the following:
		2016	2015

	At current cost:
	Gasoline	$750,449	$784,453
	Cigarettes	793,064	810,523
	Merchandise	2,095,737	2,293,417

		3,639,250	3,888,393
	Excess of current gasoline costs over LIFO inventory values	249,252	366,503

	Totals	$3,389,998	$3,521,890

	During the periods ended March 28, 2016, and March 31, 2015, the use of the LIFO inventory method resulted in a decrease in net income of approximately $24,000 and $38,000, respectively.

SSG Corporation

Notes to Financial Statements
See Accountant's Compilation Report

Note 3	Fair Value Measurements

Following is a description of the valuation methodology used for each asset measured at fair value on a recurring or nonrecurring basis, as well as the classification of the asset within the fair value hierarchy.

	Investment securities ‑ Investment securities are classified as Level 1 within the fair value hierarchy as they are traded on a national exchange. Fair value measurement is based on quoted prices.
	Information regarding the fair value of assets measured at fair value on a recurring basis as of March 28, 2016, and March 31, 2015, follows:
			Recurring Fair Value Measurements Using
		Assets Measured at Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

	2016
	Investment securities:
	U.S. equities	$9,578,660	$9,578,660	$0	$0
	Money markets	115,933	115,933	0	0
	International equities	304,758	304,758	0	0

	Total investment securities	$9,999,351	$9,999,351	$0	$0

	2015
	Investment securities:
	U.S. equities	$9,143,265	$9,143,265	$0	$0
	Money markets	201,117	201,117	0	0
	International equities	118,857	118,857	0	0

	Total investment securities	$9,463,239	$9,463,239	$0	$0

SSG Corporation

Notes to Financial Statements
See Accountant's Compilation Report

Note 4	Investment Securities
	The cost and estimated fair values of the investment securities at March 28, 2016, and March 31, 2015, are as follows:
	2016	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value

	U.S. equities	$3,648,920	$5,983,550	$53,810	$9,578,660
	Money markets	115,933	0	0	115,933
	International equities	291,824	41,328	28,394	304,758

		$4,056,677	$6,024,878	$82,204	$9,999,351

	2015

	U.S. equities	$3,568,035	$5,683,446	$108,216	$9,143,265
	Money markets	201,117	0	0	201,117
	International equities	85,920	35,617	2,680	118,857

		$3,855,072	$5,719,063	$110,896	$9,463,239

	Following is a summary of the proceeds from sales of investment securities as well as gross gains and losses as of March 28, 2016 and March 31, 2015:
				2016	2015

	Proceeds from sales of investment securities			$248,004	$169,471

	Gross gains on sales			$254,115	$126,475
	Gross losses on sales			(3,082)	0

	Net realized gains			$251,033	$126,475

SSG Corporation

Notes to Financial Statements
See Accountant's Compilation Report

Note 5	Property and Equipment
Property and equipment consist of the following:

		2016	2015

	Land	$2,800,962	$2,800,962
	Land improvements	3,069,653	2,996,107
	Buildings	11,490,419	10,857,392
	Leasehold improvements	554,681	538,678
	Fixtures and equipment	17,010,621	16,697,506
	Idle property and equipment	1,484,262	1,585,599

	Totals	36,410,598	35,476,244
	Less ‑ Accumulated depreciation	21,295,042	20,103,372
	Less ‑ Allowance for impaired idle assets	300,000	300,000

	Net property and equipment	$14,815,556	$15,072,872

Note 6	Lines of Credit
	The Company has the following lines of credit available, which are personally guaranteed by the majority stockholder:

Revolving credit agreement with a bank in the amount of $2 million, bearing interest at a prime rate of 3.25% as of March 28, 2016, due August 25, 2016.  At March 28, 2016, and March 31, 2015, $0 and $749,476, respectively, were outstanding on the line.

Revolving credit agreement with a bank in the amount of $1.5 million at March 28, 2016, and March 31, 2015, with interest at the one‑month LIBOR rate, plus 2.25% (effective rate of 2.78% as of March 28, 2016). At March 28, 2016, and March 31, 2015, $191,121 and $0, respectively, were outstanding on the line. The line of credit agreement expires September 30, 2016.

SSG Corporation

Notes to Financial Statements
See Accountant's Compilation Report

Note 6	Lines of Credit (Continued)

Revolving credit agreement with a bank in the amount of $850,000 at March 28, 2016, and March 31, 2015, with interest at prime rounded up to the nearest 1/8% (effective rate of 4.00% and 3.25% at March 28, 2016, and March 31, 2015, respectively). The line, which expires April 15, 2016, had a $500,000 and $400,000 outstanding balance as of March 28, 2016, and March 31, 2015, respectively. In addition to a personal guarantee by the majority stockholder, the line is also secured by substantially all assets of the Company.

	The lines are supported by agreements that provide for certain restrictive covenants including maintenance of various financial ratios.
Note 7	Long‑Term Notes Payable
	Long‑term notes payable consist of the following:
		2016	2015

	Mortgage notes payable to banks in monthly installments of approximately $57,000 including interest ranging between 2.85% and 4.50% at March 28, 2016, due through February 2022, collateralized by general business security agreements and personal guarantees by the majority stockholder.	$3,490,813	$4,100,005

	Less ‑ Current maturities	1,010,199	710,955

	Long‑term portion	$2,480,614	$3,389,050

SSG Corporation

Notes to Financial Statements
See Accountant's Compilation Report

Note 7	Long‑Term Notes Payable (Continued)

	Required payments of principal on long‑term notes payable for the next five years, including current maturities, are summarized as follows:
	2017	$1,010,199
	2018	642,556
	2019	1,187,759
	2020	614,898
	2021	19,684
	Thereafter	15,717

	Totals	$3,490,813

Note 8	Retirement Plan

The Company maintains a 401(k) profit sharing plan that covers substantially all full‑time employees. The plan includes an employer matching contribution provision as well as contributions at the discretion of the Board of Directors.

	Costs and expenses related to the retirement plan as of March 28, 2016, and March 31, 2015, were $28,195 and $37,801, respectively.
Note 9	Operating Leases

The Company leases real estate, vehicles, and equipment for use in its store operations under operating leases, which have varying expiration dates ranging from June 2015 through February 2026. Some of the leases contain renewal and purchase options and most require the Company to pay taxes, insurance, and maintenance costs. Total rental payments were $149,734 and $150,461 as of March 28, 2016, and March 31, 2015, respectively.

Certain leases are with companies affiliated to the Company through common ownership. Rental payments related to these leases totaled $74,790 and $75,817 as of March 28, 2016, and March 31, 2015, respectively.

SSG Corporation

Notes to Financial Statements
See Accountant's Compilation Report

Note 9	Operating Leases (Continued)

	Future minimum payments, by year and in the aggregate, under noncancelable operating leases with initial or remaining terms in excess of one year consist of the following:
	2017	$422,943
	2018	289,582
	2019	198,400
	2020	172,000
	2021	172,000
	Thereafter	378,000

Note 10	Deferred Compensation Plan

The Company has entered into nonqualified salary continuation plan agreements with certain employees. The plan's provisions include preretirement death benefits as well as retirement benefits. The annual benefit amount to be provided to the employees varies from $15,000 to $30,000, depending on the individual agreement with additional benefits earned for each year worked beyond retirement age. Benefits are provided for a ten‑year period.

At March 28, 2016, and March 31, 2015, the Company has recorded a liability of $480,371 and $546,873, respectively, related to these agreements for vested employees qualifying for benefits with the liability reflecting the future payments discounted at 8%. Since the plan includes a provision that allows changes to the plan at any time at the sole discretion of the Company, no liability has been accrued for other nonvested employees in the plan.

	Future expected payments for deferred compensation for the next five years are as follows:
	2017	$89,250
	2018	87,167
	2019	87,167
	2020	87,167
	2021	73,417

SSG Corporation

Notes to Financial Statements
See Accountant's Compilation Report

Note 11	Advertising Costs
The Company expenses advertising costs as incurred. Total advertising costs charged to expense for the periods ended March 28, 2016, and March 31, 2015, were $91,416 and $89,483, respectively.
Note 12	Related‑Party Transactions

The Company has a demand note receivable from the majority stockholder with an outstanding balance, including interest, of $3,127,860 and $3,839,794 at March 28, 2016, and March 31, 2015, respectively, with an interest rate at March 28, 2016, and March 31, 2015, of 0.45%.

During 2014, the Company issued a $743,638 note receivable to the majority stockholder. The note bears interest at 4.0% and is due on demand. Interest earned on the note during the periods ended March 28, 2016, and March 31, 2015, was $0 and $7,335, respectively, and the balance outstanding (including accrued interest) at March 28, 2016, and March 31, 2015, was $0 and $764,745, respectively.

The Company leases real estate from the majority stockholder and companies affiliated through common ownership. See Note 9.
Note 13	Concentration of Credit Risk

The Company maintains a depository relationship with a national financial institution. Surplus operating funds are periodically invested at this institution, which at times exceed Federal Depository Insurance limits. Management believes that this financial institution has a strong credit rating and that credit risk related to their deposits is minimal.

Financial instruments that subject the Company to possible credit risk consist principally of investments of surplus operating funds. Surplus operating funds have been invested in investment securities and uninsured money market accounts.

SSG Corporation

Notes to Financial Statements
See Accountant's Compilation Report

Note 14	Contingencies

In the ordinary course of conducting business, the Company occasionally becomes involved in legal proceedings relating to contracts, environmental issues, or other matters. While any proceeding or litigation has an element of uncertainty, management of the Company believes that the outcome of any pending or threatened actions will not have a material adverse effect on the business or financial condition of the Company.

Note 15	Major Vendors
During the period ended March 28, 2016, two major vendors accounted for approximately 78% of the Company's cost of sales aggregating approximately $15.5 million.
During the quarter ended March 31, 2015, two major vendors accounted for approximately 80% of the Company's cost of sales aggregating approximately $18.0 million.
Note 16	Self‑Funded Insurance

The Company has a self‑funded health care plan that provides medical and dental benefits to employees, retirees, and their dependents. This health care cost is expensed as incurred. The health care expense is based upon actual claims paid, reinsurance premiums, administration fees, and unpaid claims at year‑end. The Company buys stop‑loss insurance to cover catastrophic individual claims over $25,000 and aggregate claims in excess of a rolling amount calculated each month based on the number of employees covered under the plan and the types of coverage.

A liability of approximately $121,000 and $67,000 for claims outstanding at March 28, 2016, and March 31, 2015, respectively, has been recorded. Management believes this liability is sufficient to cover estimated claims including claims incurred but not yet reported.

SSG Corporation

Notes to Financial Statements
See Accountant's Compilation Report

Note 17	Vendor Agreements

In 2013, the Company renewed its franchise agreement with Holiday Companies ("Holiday"). In addition to the franchise renewal, the agreement contains further stipulations in which the Company agreed to convert the brand on two of its existing convenience stores from Auto Stop stores to Holiday stores. Furthermore, the Company agreed to close their five remaining Auto Stop stores and begin leasing two existing corporate Holiday stores.

Holiday provided a refurbishment improvement project and a franchise conversion project in which Holiday performed improvements at various Company stores. In exchange for these improvements, the Company issued Holiday three non‑interest‑bearing notes totaling $670,000 to be amortized and forgiven over a period of ten years, the term of the new franchise agreement entered into between Holiday and the Company. For each of the first five years, 5% of the allowance is forgiven with 15% forgiven in each of the remaining five years. Any unamortized balance of the conversion allowance must be repaid to Holiday if the agreement is terminated prior to the ten‑year term of the agreement. As noted in Note 18, the Company terminated the agreement in 2016 in conjunction with the sale of its assets. The unamortized balance of these non‑interest‑bearing notes is included in the one‑time payment of approximately $4,000,000.

Note 18	Subsequent Event

In January 2016, the Company entered into a purchase agreement to sell the assets of 31 Holiday branded convenience stores and 4 Northland liquor stores to CrossAmerica Partners LP for approximately $52 million. The sale closed on March 29, 2016. The Company also entered into a purchase agreement to sell the assets of the two remaining convenience stores to Holiday Stationstores, Inc. for approximately $226,000. The transaction also closed March 29, 2016. The gain on the sale of these assets will be reflected in the 2016 annual financial statements.

As part of the above transactions, the Company will be required to make a one‑time payment of approximately $4,000,000 to terminate its existing franchise agreement with Holiday Stationstores, Inc. The Company also offered employees severance packages to the employees impacted by the sale. The employees were notified in January 2016 that the sale would occur and severance of approximately $474,000 will be payable in 2016.